UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 5, 2011

Exact Name of Registrant as Specified in its
Commission	Charter, State of Incorporation, Address of	IRS Employer
File Number	Principal Executive Offices and Telephone Number	Identification No.

1-11607	DTE Energy Company (a Michigan corporation) One Energy Plaza Detroit, Michigan 48226-1279 313-235-4000	38-3217752
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously reported in the Company’s 2010 and 2011 Definitive Proxy Statements (respectively, the “2010 Proxy” and the “2011 Proxy”), effective with the May 5, 2011 Annual Meeting of Shareholders (the “Annual Meeting”), Allan D. Gilmour, a member of the Board of Directors (the “Board”) of DTE Energy Company (the “Company”), retired from the Board. Mr. Gilmour reached the Board’s mandatory retirement age in 2009, but in 2010 he agreed to serve for one additional year in order to assist the Board with its transition plans for the Board’s Finance Committee. Mr. Gilmour was elected at the 2010 Annual Meeting of Shareholders to a one-year term expiring at the 2011 Annual Meeting of Shareholders.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Amendment to Bylaws.
On May 5, 2011, the shareholders of the Company at the Annual Meeting approved an amendment to the Bylaws of the Company to declassify the Board, as more fully described in the Company’s 2011 Proxy. The amendment became effective on May 5, 2011.
The amendment to the Bylaws of the Company provides that:
(a)	All current directors are allowed to continue to serve for the remainder of their existing terms; and
(b)	Commencing with the 2012 annual meeting of shareholders, new directors and directors with expiring terms will be elected annually for terms of one year.
A copy of the Bylaws as amended May 5, 2011 is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.
(a)	The Annual Meeting was held on May 5, 2011.
(b)	At the Annual Meeting:
(i)	The nominees named in the 2011 Proxy were all elected as follows: Lillian Bauder, W. Frank Fountain, Jr., Mark A. Murray, Josue Robles, Jr., and James H. Vandenberghe were each elected to serve as directors for a three-year term expiring in 2014 and David A. Brandon was elected to serve as a director for a two-year term expiring in 2013, with the votes shown:

		Total Votes
	Total Votes For	Withheld From
	Each Director	Each Director	Broker Non-Votes
Lillian Bauder	107,214,783	4,510,542	22,094,686
W. Frank Fountain, Jr.	108,136,350	3,588,975	22,094,686
Mark A. Murray	108,573,059	3,152,266	22,094,686
Josue Robles, Jr.	108,295,812	3,429,513	22,094,686
James H. Vandenberghe	108,280,608	3,444,717	22,094,686
David A. Brandon	107,870,580	3,854,745	22,094,686
(ii)	Shareholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year 2011, with the votes shown:

For	Against	Abstentions	Broker Non-Votes
131,348,762	1,732,749	738,500	0
(iii)	Shareholders approved, on an advisory basis, the overall executive compensation paid to the Company’s named executive officers as more fully described in the 2011 Proxy, with the votes shown:

For	Against	Abstentions	Broker Non-Votes
102,215,074	7,933,236	1,577,015	22,094,686
(iv)	Shareholders advised the Company to include an advisory vote on the compensation of the Company’s named executive officers on an annual basis as more fully described in the 2011 Proxy, with the votes shown:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
65,302,736	3,282,829	41,384,383	1,714,664	22,135,399

(v)	Shareholders approved the proposal to amend the Bylaws to declassify the Board as more fully described in the 2011 Proxy, with the votes shown:

For	Against	Abstentions	Broker Non-Votes
127,918,701	3,725,441	2,175,869	0
(vi)	Shareholders did not approve the proposal relating to political contributions as more fully described in the 2011 Proxy, with the votes shown:

For	Against	Abstentions	Broker Non-Votes
26,619,627	70,099,319	15,000,379	22,100,686
(d)	Disclosure Regarding Frequency of Shareholder Advisory Vote on Executive Compensation:
A majority of the votes cast by shareholders voted, on an advisory basis, to hold an advisory vote to approve compensation of the Company’s named executive officers on an annual basis. As the Company stated in the 2011 Proxy, the Board of Directors has decided to accept the recommendation of the shareholders and as a result the Company will include an advisory shareholder vote on compensation of the Company’s named executive officers in its proxy materials every year until the next advisory vote on the frequency of shareholder votes on executive compensation.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

3.1	Bylaws of DTE Energy Company, as amended through May 5, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 10, 2011

DTE ENERGY COMPANY (Registrant)
/s/ Lisa A. Muschong
Lisa A. Muschong
Corporate Secretary

EXHIBIT INDEX

Exhibit
Number	Description

3.1	Bylaws of DTE Energy Company, as amended through May 5, 2011.